Execution Copy

___________, 2013

Boenning & Scattergood, Inc.
4 Tower Bridge
200 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428-2979

Re:           Proposed Private Offering by Parke Bancorp, Inc.

The undersigned (the “Shareholder”) is a director of Parke Bancorp, Inc. (the “Company”) and the beneficial owner of the shares of Company common stock identified on Exhibit A hereto (such shares, together with all shares of Company common stock subsequently acquired by the Shareholder during the term of this Voting Agreement (the “Voting Agreement”), including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to as the “Shares”).

The Shareholder understands that Boenning & Scattergood, Inc. (the “Agent”) proposes to enter into a Placement Agency Agreement (the “Agency Agreement”) with the Company, providing for the private offering (the “Offering”) of up to 20,000 shares (the “Shares”) of the Company’s 6.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series B (the “Series B Preferred Stock”).  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agency Agreement.

In recognition of the benefit that the Offering will confer upon the Shareholder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder agrees and undertakes, in his capacity as a shareholder of the Company, and not in his capacity as a director or officer of the Company, as follows:

1.   The Shareholder shall:

(a)           appear at any shareholder meeting called to vote upon the Shareholder Proposal (any such meeting being the “Shareholder Meeting”), in person or by proxy, and thereby cause the Shares then owned to be counted as present thereat for purposes of calculating a quorum; and

(b)           vote or cause to be voted at the Shareholder Meeting all of the Shares that the Shareholder then owns and shall be entitled to so vote, whether such shares are beneficially owned by the Shareholder on the date of this Voting Agreement or are subsequently acquired (it being understood that the Shareholder is not obligated to vote Shares that may be deemed beneficially owned but are not actually voting securities, such as shares underlying unexercised stock options or warrants), for the approval of the Shareholder Proposal at the Shareholder Meeting.

2.   The Shareholder represents and warrants to and agrees with the Agent as follows:

(a)   the Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Voting Agreement;

(b)   the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject or, if the Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Shareholder;

(c)   the Shareholder is the record and/or beneficial owner, as defined under Rule 13a-3 of the Securities and Exchange Act of 1934, as amended, of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares set forth on Exhibit A hereto, and the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances, except as otherwise described on Exhibit A hereto.  The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Shares (other than shares of the Company common stock subject to stock options or warrants over which Shareholder will have no voting rights until the exercise of such stock options or warrants).  The Shares do not include shares (i) over which the Shareholder exercises voting or other control in a fiduciary capacity, and (ii) as to which the Shareholder does not have, directly or indirectly, voting power (“Excluded Shares”), and no representation or agreement by the Shareholder is made with respect to, and the provisions of this Voting Agreement shall not apply to, such Excluded Shares.  The Shareholder has the right to vote the Shares (unless otherwise noted on Exhibit A), and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Voting Agreement.

3.   The Shareholder acknowledges that it is a condition to the willingness of the Agent and the Company to enter into the Agency Agreement that the Shareholder execute and deliver this Voting Agreement.

4.   This Voting Agreement shall only apply to actions taken by the Shareholder in his or her capacity as a shareholder of the Company and shall not in any way limit or affect actions the Shareholder may take in his or her capacity as a director, officer or employee of the Company.  Nothing contained in this Voting Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with whatever fiduciary duties he or she may have as a director, officer or employee of the Company and none of the terms of this Voting Agreement shall be deemed to prohibit or prevent any director or executive officer from exercising his or her fiduciary obligations.

5.   This Voting Agreement shall automatically terminate upon the earlier of (i) the favorable vote of the Company’s shareholders with respect to the Shareholder Proposal, or (ii) the termination of the Agency Agreement in accordance with its terms prior to the completion of the sale of Shares under the Agency Agreement, and shall also terminate if the Agency Agreement does not become effective.

6.   This Voting Agreement shall be governed by, and interpreted in accordance with, the laws of the United States and, to the extent not inconsistent therewith, the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles (except to the extent that mandatory provisions of federal law are applicable).

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

Very truly yours,

(signature)

Print Name

EXHIBIT A

SHARES BENEFICIALLY OWNED BY STOCKHOLDER

Shareholder	Number of Shares of Parke Bancorp, Inc. Common Stock	Number of Parke Bancorp, Inc. Options